                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  FORM 8-K/A
                              (Amendment No. 3)

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






       Date of Report (Date of earliest event reported) February 16, 1994
                                                        -----------------

                             Michaels Stores, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



           Delaware                 0-11822                75-1943604
     --------------------      ------------------      --------------------
 (State or other jurisdiction     (Commission             (IRS Employer
       of incorporation)          File Number)          Identification No.)


                 5931 Campus Circle Drive, Irving, Texas, 75063
                     P.O. Box 619566, DFW, Texas 75261-9566
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)




       Registrant's telephone number, including area code  (214) 714-7000
                                                          ----------------

     Reference is made to the Current Report on Form 8-K filed by Michaels Stores, Inc. on May 23, 1994, as amended by Form 8-K/A filed June 23, 1994 and Form 8-K/A filed June 30, 1994 (as amended, the "Form 8-K").

     There is hereby added to the Form 8-K a new Item 2 to read in its entirety as follows:



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     LEEWARDS CREATIVE CRAFTS, INC. ACQUISITION

     On May 10, 1994, Michaels Stores, Inc. ("Michaels" or the "Company") announced that it had signed a definitive merger agreement for the acquisition (the "Leewards Acquisition") of Leewards Creative Crafts, Inc. ("Leewards"), an Illinois-based arts and crafts retailer with approximately 100 stores located primarily in the midwestern and northeastern United States. The Leewards Acquisition was consummated on July 6, 1994 with the acquisition consideration consisting of approximately $7.9 million in cash and 1,257,279 shares of Michaels common stock, par value $.10 per share ("Michaels Common Stock"). Upon consummation of the Leewards Acquisition, Michaels also repaid approximately $39.6 million of Leewards' indebtedness. In connection with the Leewards Acquisition, the Company expects to close approximately 20 Leewards stores and may close up to 10 Michaels stores due to overlapping locations. The cash portion of the purchase price was funded by borrowings under the Company's revolving credit facility with NationsBank of Texas, N.A.



     The Company has filed a Registration Statement on Form S-3 (No. 33-53639), as amended, relating to a public offering of Michaels Common Stock, which is expected to close July 20, 1994. The offering includes the sale by certain Leewards stockholders of 356,213 shares of Michaels Common Stock received by them in connection with the Leewards Acquisition.


     Item 5 of the Form 8-K is hereby amended to read in its entirety as follows:

ITEM 5. OTHER EVENTS.


     OTHER ACQUISITIONS

     In February 1994, the Company acquired Treasure House Stores, Inc., ("Treasure House") a chain of nine arts and crafts stores operating primarily in the Seattle market, for 280,000 shares of Michaels Common Stock. In April 1994, the Company acquired the affiliated arts and crafts store chains of Oregon Craft & Floral Supply Co. ("Oregon Craft & Floral") with eight stores located primarily in the Portland, Oregon area, and H&H Craft & Floral Supply Co., ("HCH Craft & Floral") with eight stores located in southern California, for a total of 455,000 shares of Michaels Common Stock. The Treasure House stores have been converted to the Michaels format and the Oregon Craft & Floral and the H&H Craft and Floral stores are being converted to the Michaels format with grand openings scheduled for July through August of this year.


     ANTICIPATED STORE CLOSING AND CONVERSION COSTS


     Subsequent to the Leewards Acquisition, Michaels expects to close approximately 20 Leewards stores and may close up to 10 existing Michaels stores in connection with the elimination of stores in overlapping markets.
In addition, Michaels will integrate and reconfigure the remaining 80 Leewards stores to be more consistent with the merchandising strategy of Michaels. The Company has made no final decision as to which Michaels stores, if any, are to be closed pending the evaluation of anticipated store performance and the completion of lease negotiations. The costs associated with the closing of any Michaels stores, which the Company believes will not exceed $7 million on a pre-tax basis, as well as certain costs of reconfiguring the 80 continuing Leewards stores, will be charged to earnings in the period such decisions are made and the related costs are estimable. The costs of closing the acquired Leewards store locations will be included as an adjustment to the purchase price of the Leewards Acquisition. See Item 7.

     NEW CREDIT FACILITY

     In June 1994, Michaels entered into a new three-year, unsecured $150 million revolving credit facility to replace its former $100 million revolving credit facility.

     There is hereby added to the Form 8-K a new Item 7 to read in its entirety as follows:




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.



     a.   PRO FORMA FINANCIAL INFORMATION.


     The following unaudited combined pro forma financial statements are included herein on pages A-2 to A-6: (i) unaudited Pro Forma Combined Statements of Income for the year ended January 30, 1994 and the quarter ended May 1, 1994; (ii) Pro Forma Combined Balance Sheet Information as of
May 1, 1994; and (iii) the related notes thereto.*



     b.   HISTORICAL FINANCIAL STATEMENTS OF LEEWARDS.


     Included on pages F-3 to F-16 herein are the following: (i) the audited Balance Sheets of Leewards as of January 31, 1993 and January 30, 1994 and the unaudited balance sheet of Leewards as of May 1, 1994; (ii) the audited Statements of Operations of Leewards for the years ended January 31, 1993 and January 30, 1994 and the unaudited Statements of Operations for the quarters ended May 2, 1993 and May 1, 1994; (iii) the audited Statements of Redeemable Preferred Stock and Common Stockholders' Equity of Leewards for the years ended January 31, 1993 and January 30, 1994 and the unaudited Statement of Redeemable Preferred Stock and Common Stockholders' Equity of Leewards for the quarter ended May 1, 1994; (iv) the audited Statements of Cash Flows of Leewards for the years ended January 31, 1993 and January 30, 1994 and the unaudited Statements of Cash Flows of Leewards for the quarters ended May 2, 1993 and May 1, 1994; and (v) the related notes thereto.


     c.   EXHIBITS.

     The following is a list of exhibits filed as part of this Current Report on Form 8-K:




Exhibit
Number    Description of Exhibit
- - -------   ----------------------

2.1 Agreement and Plan of Merger, dated as of May 10, 1994, among Michaels Stores, Inc., LWA Acquisition Corporation and Leewards Creative Crafts, Inc.(1)

2.2 First Amendment to Agreement and Plan of Merger dated as of June 2, 1994 among Michaels Stores, Inc., LWA Acquisition Corporation and Leewards Creative Crafts, Inc.(2)



2.3 Stock Purchase Agreement, dated as of February 16, 1994, among Michaels Stores, Inc., Treasure House Stores, Inc. and the stockholders of Treasure House Stores, Inc.(3)

2.4       Amendment No. 1 to Stock Purchase Agreement(3)

2.5 Agreement and Plan of Merger, dated as of March 3, 1994, among Michaels Stores, Inc. and the other parties listed therein.(1)

2.6 Amendment No. 1 to Agreement and Plan of Merger, dated as of March 31, 1994, among Michaels Stores, Inc. and the other parties listed therein.(1)



4.1       Restated Certificate of Incorporation of Michaels Stores, Inc.(4)

4.2       Bylaws of Michaels Stores, Inc. as amended and restated.(5)

4.3       Form of Common Stock Certificate.(5)

4.4 Common Stock and Warrant Agreement, dated as of October 16, 1984, between Michaels Stores, Inc. and Peoples Restaurants, Inc., including Form of Warrant.(6)

4.5 First Amendment to Common Stock and Warrant Agreement, dated October 31, 1984, between The First Dallas Group, Ltd. and Michaels Stores, Inc.(6)

4.6       Second Amendment to Common Stock and Warrant Agreement, dated
          November 28, 1984, between First Dallas Investments - Michaels I, Ltd. and Michaels Stores, Inc.(6)





- - --------------------
  * Pro forma financial statements do not reflect the acquisitions of Treasure House Stores, Inc., Oregon Craft & Floral and H&H Craft & Floral, as such acquisitions were not material in the aggregate.

4.7 Third Amendment to Common Stock and Warrant Agreement, dated February 27, 1985, between First Dallas Investments - Michaels Ltd., The First Dallas Group, Ltd., Sam Wyly, Charles J. Wyly, Jr. and Michaels Stores, Inc.(7)

4.8 Amendment to Common Stock and Warrant Agreement, dated September 1, 1992, between Michaels Stores, Inc., The Andrew David Sparrow Wyly Trust, Charles J. Wyly, Jr., The Martha Caroline Wyly Trust, The Charles Joseph Wyly, III Trust, The Emily Ann Wyly Trust, The Jennifer Lynn Wyly Trust, Donald R. Miller, Jr., Evan A. Wyly, The Laurie Louise Wyly Trust, The Lisa Lynn Wyly Trust, The Sam Wyly and Rosemary Wyly Children's Trust No. 1 of 1965 fbo Kelly Wyly and Tallulah, Ltd.(4)

4.9 Indenture, dated as of January 22, 1993, between Michaels Stores, Inc. and NationsBank of Texas, N.A., as Trustee, including the form of 4 3/4%/6 3/4% Step-up Convertible Subordinated Note, included therein.(6)

23        Consent of Deloitte & Touche(8)



99 Credit Agreement dated as of June 17, 1994 among Michaels Stores, Inc., NationsBank of Texas, N.A. and the other Lenders signatory thereto.(1)


____________________
(1) Previously filed as an exhibit to Michaels Stores, Inc.'s Registration Statement on Form S-3 (No. 33-53639) and incorporated herein by reference.

(2) Previously filed as an exhibit to Michaels Stores, Inc.'s Quarterly Report on Form 10-Q for the quarter ended May 1, 1994 and incorporated herein by reference.

(3) Previously filed as an exhibit to Michaels Stores, Inc. Registration statement on Form S-3 (no. 33-52311) and incorporated herein by reference.

(4) Previously filed as an exhibit to Michaels Stores, Inc.'s Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.

(5) Previously filed as an exhibit to Michaels Stores, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1994 and incorporated herein by reference.

(6) Previously filed as an exhibit to Michaels Stores, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1993 and incorporated herein by reference.

(7) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 33-9456) and incorporated herein by reference.

(8)  Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 14, 1994



                                   MICHAELS STORES, INC.




                                   By: /s/ KRISTIN L. MAGNUSON
                                   ------------------------------------
                                   Kristin L. Magnuson, Vice President-Finance

   Pro Forma Combined Condensed Financial Statements of Michaels and Leewards

                    PRO FORMA COMBINED FINANCIAL INFORMATION

    The accompanying unaudited pro forma combined statements of income of the Company for the year ended January 30, 1994 and the quarter ended May 1, 1994 have been prepared as if the Leewards Acquisition, which will be accounted for by the purchase method of accounting, occurred on February 1, 1993, the beginning of fiscal year 1993. The accompanying unaudited pro forma combined balance sheet of the Company as of May 1, 1994 has been prepared as if the Leewards Acquisition occurred on that date.

    The historical financial information of the Company and Leewards has been derived from the respective historical financial statements incorporated by reference or included herein. Certain amounts in the statements of operations of Leewards for fiscal year 1993 and the quarter ended May 1, 1994 included in the pro forma combined statements of income have been reclassified to conform to the method of presentation used by Michaels. The pro forma adjustments are preliminary and are based upon available information and assumptions that management of the Company believes are reasonable. The unaudited pro forma combined financial statements do not purport to represent the financial position or results of operations which would have occurred had such transactions been consummated on the dates indicated or the Company's financial position or results of operations for any future date or period. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements of the Company and Leewards.

    The pro forma combined financial statements do not include the financial statements of 1) Treasure House, which was acquired by the Company in February 1994 and will be accounted for using the pooling-of-interests method of accounting, or 2) Oregon Craft & Floral and H&H Craft & Floral, which were acquired as of May 1, 1994 and will be accounted for using the purchase method of accounting, since the acquisitions are not considered material, individually or in the aggregate, to the operating results or financial position of the Company. Sales of Treasure House were approximately $15.6 million and $3.8 million for the year ended January 30, 1994 and the quarter ended May 1, 1994, respectively. Combined sales of Oregon Craft & Floral and H&H Craft & Floral for the same periods were approximately $41.8 million and $7.4 million, respectively.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED JANUARY 30, 1994
                                  (UNAUDITED)


                                                                                                                         PRO
                                                                                                       PRO FORMA        FORMA
                                                                                  MICHAELS  LEEWARDS  ADJUSTMENTS       TOTAL
                                                                                  --------  --------  ------------     --------
                                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales.......................................................................  $619,688  $191,136  $(30,522)(A)     $780,302
Cost of sales and occupancy expense.............................................   403,869   130,638   (21,537)(A)      511,067
                                                                                                        (1,903)(B)
Selling, general and administrative expense.....................................   174,463    57,000    (8,515)(A)      224,840
                                                                                                           443(C)
                                                                                                         1,449(D)
                                                                                  --------  --------  ------------     --------
Operating income................................................................    41,356     3,498      (459)          44,395
Interest expense................................................................     6,378     3,439    (1,775)(E)        8,042
Other (income) and expense, net.................................................    (7,666)      635                     (7,031)
                                                                                  --------  --------  ------------     --------
Income before income taxes......................................................    42,644      (576)    1,316           43,384
Provision for income taxes......................................................    16,357      (236)    1,106(F)        17,227
                                                                                  --------  --------  ------------     --------
Net income before non-recurring charge (J)......................................  $ 26,287  $   (340) $    210         $ 26,157
                                                                                  --------  --------  ------------     --------
                                                                                  --------  --------  ------------     --------
Earnings per common and common equivalent share.................................  $   1.53                             $   1.41
Earnings per common share -- assuming full dilution.............................  $   1.52                             $   1.41
Weighted average common and common equivalent shares............................    17,231               1,257           18,488
Weighted average shares assuming full dilution..................................    19,809               1,257           21,066


       See accompanying Notes to Pro Forma Combined Financial Statements.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                       FOR THE QUARTER ENDED MAY 1, 1994
                                  (UNAUDITED)


                                                                                                                         PRO
                                                                                                       PRO FORMA        FORMA
                                                                                  MICHAELS  LEEWARDS  ADJUSTMENTS       TOTAL
                                                                                  --------  --------  ------------     --------
                                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales.......................................................................  $159,798  $ 46,507  $ (7,000)(A)     $199,305
Cost of sales and occupancy expense.............................................   103,511    33,207    (5,112)(A)      130,987
                                                                                                          (619)(B)
Selling, general and administrative expense.....................................    47,216    14,332    (1,856)(A)       58,720
                                                                                                        (1,334)(C)
                                                                                                           362(D)
                                                                                  --------  --------  ------------     --------
Operating income................................................................     9,071    (1,032)    1,559            9,598
Interest expense................................................................     2,026       994      (485)(E)        2,535
Other (income) and expense, net.................................................    (1,031)       45                       (986)
                                                                                  --------  --------  ------------     --------
Income before income taxes......................................................     8,076    (2,071)    2,044            8,049
Provision for income taxes......................................................     3,109      (849)      962(F)         3,222
                                                                                  --------  --------  ------------     --------
Net income before non-recurring charge (J)......................................  $  4,967  $ (1,222) $  1,082         $  4,827
                                                                                  --------  --------  ------------     --------
                                                                                  --------  --------  ------------     --------
Earnings per common and common equivalent share.................................  $   0.28                             $   0.25
Earnings per common share -- assuming full dilution.............................  $   0.28                             $   0.25
Weighted average common and common equivalent shares............................    17,785               1,257           19,042
Weighted average shares assuming full dilution..................................    17,856               1,257           19,113


       See accompanying Notes to Pro Forma Combined Financial Statements.

                  PRO FORMA COMBINED BALANCE SHEET INFORMATION
                                  MAY 1, 1994
                                  (UNAUDITED)
                                     ASSETS


                                                                                                                              PRO
                                                                                                            PRO FORMA        FORMA
                                                                                      MICHAELS  LEEWARDS   ADJUSTMENTS       TOTAL
                                                                                      --------  --------   ------------     --------
                                                                                                      (IN THOUSANDS)
Current assets:
  Cash and equivalents..............................................................  $  2,867  $  3,217     $ --           $  6,084
  Marketable and other securities...................................................    67,734     --          --             67,734
  Merchandise inventories...........................................................   230,406    48,833       (6,770)(H)    272,469
  Deferred income taxes.............................................................     --          523         (523)(H)     15,355
                                                                                                               15,355(H)
  Prepaid expenses and other........................................................    21,971     5,785       (1,211)(H)     26,545
                                                                                      --------  --------   ------------     --------
    Total current assets............................................................   322,978    58,358        6,851        388,187
                                                                                      --------  --------   ------------     --------
Property and equipment, net.........................................................    87,840    18,454       (3,757)(H)    102,537
Costs in excess of net assets of acquired operations, net...........................    43,954     --          57,948(H)     101,902
Other assets........................................................................     8,347     6,387       (6,336)(H)      8,398
                                                                                      --------  --------   ------------     --------
                                                                                      $463,119  $ 83,199     $ 54,706       $601,024
                                                                                      --------  --------   ------------     --------
                                                                                      --------  --------   ------------     --------

                                                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................................................  $ 47,741  $  9,551     $ --           $ 57,292
  Short-term bank debt..............................................................    56,000    18,118        7,903(G)     102,649
                                                                                                                3,667(G)
                                                                                                               16,961(I)
  Subordinated debentures...........................................................     --       16,961      (16,961)(I)      --
  Income taxes payable..............................................................     4,252     --           1,682(H)       5,934
  Accrued liabilities and other.....................................................    45,259    14,572       25,532(H)      85,363
                                                                                      --------  --------   ------------     --------
    Total current liabilities.......................................................   153,252    59,202       38,784        251,238
                                                                                      --------  --------   ------------     --------
Convertible subordinated notes......................................................    97,750     --          --             97,750
Deferred income taxes and other.....................................................     5,521     2,852       (2,852)(H)      5,521
                                                                                      --------  --------   ------------     --------
    Total long-term liabilities.....................................................   103,271     2,852       (2,852)       103,271
                                                                                      --------  --------   ------------     --------
Redeemable preferred stock..........................................................     --       29,845      (29,845)(H)      --
Shareholders' equity:
  Common stock......................................................................     1,746         2           (2)(H)      1,872
                                                                                                                  126(G)
  Additional paid-in capital........................................................   126,126       733         (733)(H)    165,919
                                                                                                               39,793(G)
  Retained earnings.................................................................    78,724    (9,435)       9,435(H)      78,724
                                                                                      --------  --------   ------------     --------
    Total shareholders' equity......................................................   206,596    (8,700)      48,619        246,515
                                                                                      --------  --------   ------------     --------
                                                                                      $463,119  $ 83,199     $ 54,706       $601,024
                                                                                      --------  --------   ------------     --------
                                                                                      --------  --------   ------------     --------


       See accompanying Notes to Pro Forma Combined Financial Statements.

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    Adjustments to the pro forma combined statement of income to reflect the consummation of the Leewards Acquisition as of February 1, 1993 are as follows:

        (A) To eliminate revenues and related operating expenses of 20 overlapping Leewards stores to be closed subsequent to the consummation of the Leewards Acquisition. Revenues are expected to increase in nearby Michaels stores; however, the anticipated revenue increase has not been reflected.

        (B) To eliminate nonrecurring costs, primarily rental and related occupancy costs, associated with the Leewards distribution center, net of incremental costs to be incurred at the Company's distribution center. Upon consummation of the Leewards Acquisition and completion of the conversion of the Leewards stores, the Leewards distribution center is to be closed.

        (C) To adjust selling, general and administrative expense to (i) account for pre-opening costs incurred by Leewards consistent with the Company's accounting policy whereby pre-opening costs are expensed in the fiscal year in which the store opens by increasing (decreasing) expense by $2.0 million and $(840,000) for the year ended January 30, 1994 and the quarter ended May 1, 1994, respectively, and (ii) eliminate nonrecurring costs, primarily salaries and related benefits, associated with reductions of Leewards corporate personnel and other costs of approximately $1.6 million and $494,000 for the year ended January 30, 1994 and the quarter ended May 1, 1994, respectively.


        (D) To amortize costs in excess of net assets acquired over a 40-year period on a straight-line basis. The Company will assess the recoverability of costs in excess of net assets acquired annually based on existing facts and circumstances. The Company will measure the recoverability of this asset on an on-going basis based on projected earnings before interest, depreciation and amortization, on an undiscounted basis. Should the Company's assessment indicate an impairment of this asset in the future, an appropriate write-down will be recorded.

        (E) To reduce the interest expense on the Leewards indebtedness consisting of approximately $17 million of subordinated debentures and short-term borrowings (average outstanding borrowings approximated $11.5 million for the year ended January 30, 1994 and $16.8 million for the quarter ended May 1, 1994) from their stated rates of 13.5% and 7.75%, respectively, to 4.9%, which rate approximates the Company's incremental borrowing rate for both of the periods presented. In connection with the Leewards Acquisition, the Leewards subordinated debentures and short-term borrowings are required to be repaid.

        (F) To reflect the tax effects applicable to the above entries, exclusive of the amortization of costs in excess of net assets acquired, at a 40% effective tax rate.

        Adjustments to the pro forma balance sheet to reflect the consummation of the Leewards Acquisition as of May 1, 1994 are as follows:


        (G) To record the costs of the Leewards Acquisition. Cash payments and shares issued are based on a five day average stock price and closing stock price on July 5, 1994 of $33.80 and $31.75, respectively.



       1.  Cash consideration paid (funded with short-
            term bank debt)                                        $   7,903
       2.  Shares issued in connection with the
            Leewards Acquisition (1,257,279 shares)                   39,919
       3.  Liabilities incurred by Leewards in
            connection with the Leewards Acquisition
            by Michaels                                 $   2,867
       4.  Transaction costs                                  800      3,667
                                                        ---------  ---------
           Total acquisition costs                                 $  51,489
                                                                   ---------
                                                                   ---------

                                  (UNAUDITED)

        (H) To adjust the carrying values of the net assets acquired to estimated fair value as of May 1, 1994 and to accrue various liabilities assumed in connection with the Leewards Acquisition.


       1.  Write-down inventories to liquidate
            incompatible merchandise of Leewards                   $   6,770
       2.  Write-off deferred pre-opening costs to
            conform Leewards' accounting policy to
            that of Michaels                                           1,211
       3.  Write-off tradenames and other deferred
            costs of Leewards                                          6,336
       4.  Accrue costs of closing Leewards' corporate
            office and distribution center (including
            lease termination costs, severance pay and
            other costs) and costs associated with the
            anticipated closing of certain Leewards'
            stores (accrued closing costs relate only
            to Leewards' stores)                                      25,532
       5.  Write-off of the carrying values of
            leasehold improvements related to
            facilities to be closed and other
            adjustments to state other property and
            equipment at estimated fair value                          3,757
       6.  Record deferred tax assets related to the
            above adjustments                                        (15,355)
       7.  Eliminate net deferred tax liabilities of
            Leewards as of the Leewards Acquisition
            date                                                      (2,329)
       8.  Record income tax liabilities assumed by
            Michaels in connection with the Leewards
            Acquisition related primarily to the
            termination of the LIFO method of
            inventory valuation for tax reporting
            purposes, net of the tax benefits related
            to certain transaction costs                               1,682
       9.  Eliminate redeemable preferred stock and
            common stockholders' deficit of Leewards
            as of the Leewards Acquisition date                      (21,145)
                                                                   ---------
           Excess of fair value of liabilities over
            net
            assets acquired                                            6,459
           Total acquisition costs                                    51,489
                                                                   ---------
           Costs in excess of the net assets acquired              $  57,948
                                                                   ---------
                                                                   ---------


        (I) To reflect additional borrowings on Michaels' credit facility to fund the required repayment of the Leewards subordinated notes in connection with the Leewards Acquisition.


        (J) The Company intends to implement a plan to reconfigure the Leewards stores to be more consistent with the merchandising strategy of Michaels. The Company expects to incur a one-time pretax charge in connection with the reconfiguration of the Leewards stores of approximately $3.2 million.

                       Financial Statements of Leewards

                         LEEWARDS CREATIVE CRAFTS, INC.
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
INDEPENDENT AUDITORS' REPORT...............................................................................        F-2
FINANCIAL STATEMENTS FOR THE YEARS ENDED JANUARY 31, 1993, JANUARY 30, 1994 AND (UNAUDITED) FOR THE THREE
 MONTHS ENDED MAY 2, 1993 AND MAY 1, 1994
  Balance Sheets...........................................................................................        F-3
  Statements of Operations.................................................................................        F-5
  Statements of Redeemable Preferred Stock and Common Stockholders' Equity.................................        F-6
  Statements of Cash Flows.................................................................................        F-7
  Notes to Financial Statements............................................................................        F-8

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Leewards Creative Crafts, Inc.
Elgin, Illinois

    We have audited the accompanying balance sheets of Leewards Creative Crafts, Inc. as of January 31, 1993 and January 30, 1994 and the related statements of operations, of redeemable preferred stock and common stockholders' equity, and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of Leewards Creative Crafts, Inc. as of January 31, 1993 and January 30, 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

    As discussed in Note 11, the Company has entered into an Agreement and Plan of Merger (the "Agreement") whereby it will become a wholly owned subsidiary of Michaels Stores, Inc. ("Michaels"). The Agreement also provides that simultaneously with the merger closing, Michaels shall cause the Company to repay its long-term debt.

DELOITTE & TOUCHE
Chicago, Illinois
March 4, 1994
(May 11, 1994 as to Note 11)

                         LEEWARDS CREATIVE CRAFTS, INC.
                                 BALANCE SHEETS
                          (IN 000'S EXCEPT SHARE DATA)

                                     ASSETS

                                                                 JANUARY 31,  JANUARY 30,    MAY 1,
                                                                    1993         1994         1994
                                                                 -----------  -----------  -----------
                                                                                           (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents....................................   $   2,619    $   2,946    $   3,217
  Accounts receivable, net of allowance for doubtful accounts
   of $3, $2 and $2, respectively..............................         654        1,372        1,008
  Merchandise inventories......................................      37,530       53,090       48,833
  Prepaid expenses and other current assets....................       2,745        3,898        4,777
  Deferred income taxes........................................         495          343          523
                                                                 -----------  -----------  -----------
      Total current assets.....................................      44,043       61,649       58,358
PROPERTY AND EQUIPMENT:
  Land.........................................................         733          732          732
  Buildings and improvements...................................         972          987        1,009
  Leasehold improvements.......................................       5,169        6,918        6,975
  Machinery and equipment......................................      13,860       20,822       20,731
  Construction in progress.....................................          20           84          397
                                                                 -----------  -----------  -----------
                                                                     20,754       29,543       29,844
  Less accumulated depreciation and amortization...............       8,631       10,598       11,390
                                                                 -----------  -----------  -----------
      Property and equipment -- net............................      12,123       18,945       18,454
OTHER ASSETS:
  Trade name, less accumulated amortization of $719, $871 and
   $908, respectively..........................................       5,340        5,188        5,151
  Other intangibles, less accumulated amortization of $11,113,
   $11,557 and $11,629, respectively...........................       1,040          596          524
  Deferred financing costs, less accumulated amortization of
   $2,299, $2,687 and $2,740, respectively.....................         892          656          603
  Notes receivable.............................................      --               70       --
  Miscellaneous assets.........................................           7            7          109
                                                                 -----------  -----------  -----------
      Total other assets.......................................       7,279        6,517        6,387
                                                                 -----------  -----------  -----------
TOTAL..........................................................   $  63,445    $  87,111    $  83,199
                                                                 -----------  -----------  -----------
                                                                 -----------  -----------  -----------

                       See notes to financial statements.

                         LEEWARDS CREATIVE CRAFTS, INC.
                                 BALANCE SHEETS
                          (IN 000'S EXCEPT SHARE DATA)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                 JANUARY 31,  JANUARY 30,    MAY 1,
                                                                    1993         1994         1994
                                                                 -----------  -----------  -----------
                                                                                           (UNAUDITED)
CURRENT LIABILITIES:
  Accounts payable.............................................   $   9,147    $  15,157    $   9,551
  Accrued expenses.............................................      11,193       12,851       13,673
  Taxes other than income taxes................................         798          712          899
  Current maturities of long-term debt.........................       7,348       17,602       20,195
  Long-term debt classified as current (Note 4)................      --           14,884       14,884
  Income taxes payable.........................................       1,098       --           --
                                                                 -----------  -----------  -----------
      Total current liabilities................................      29,584       61,206       59,202
LONG-TERM DEBT.................................................      16,961       --           --
DEFERRED INCOME TAXES..........................................       3,926        3,538        2,852
                                                                 -----------  -----------  -----------
      Total liabilities........................................      50,471       64,744       62,054
COMMITMENTS AND CONTINGENCIES (Note 10)
REDEEMABLE PREFERRED STOCK:
  Class A Cumulative Exchangeable Senior Preferred Stock, $0.01
   par value; shares authorized: 1993 -- 2,135; 1994 -- 4,000;
   shares outstanding: 1993 -- 2,135; 1994 -- 2,349............           9           10           68
  Class B Cumulative Exchangeable Senior Preferred Stock, $0.01
   par value; shares authorized: 1993 -- 2,514; 1994 -- 4,700;
   shares outstanding: 1993 -- 2,514; 1994 -- 2,765............          10           11           80
  Exchangeable Preferred Stock, $0.01 par value; shares
   authorized: 1993 -- 393,472; 1994 -- 800,000; shares
   outstanding: 1993 -- 393,472; 1994 -- 427,322 and 470,054,
   respectively................................................         255          325            4
  Class C Senior Convertible Preferred Stock, $0.01 par value;
   562,500 shares authorized: 549,629 shares outstanding.......           5            5            5
  Class D Senior Convertible Preferred Stock, $0.01 par value;
   shares authorized: 1994 -- 194,050; shares outstanding,
   194,035.....................................................      --                2            2
  Class E Senior Convertible Preferred Stock, $0.01 par value;
   shares authorized and outstanding: 1994 -- 129,712..........      --                1            1
  Undesignated Preferred Stock, $0.01 par value; shares
   authorized and outstanding: 1993 -- 2,039,379; 1994 --
   1,605,038; 0 shares issued..................................
  Additional paid-in capital...................................      18,579       29,229       29,685
                                                                 -----------  -----------  -----------
      Total redeemable preferred stock.........................      18,858       29,583       29,845
COMMON STOCKHOLDERS' DEFICIENCY:
  Common stock, $0.01 par value; shares authorized: 1993 --
   2,800,000; 1994 -- 4,000,000; shares outstanding: 78,281....           1            1            1
  Class B Common Stock, $0.01 par value; shares authorized:
   1993 -- 200,000; 1994 -- 300,000; shares outstanding:
   73,275......................................................           1            1            1
  Class C Common Stock, $0.01 par value; shares authorized:
   1994 -- 600,000; 0 shares issued............................
  Additional paid-in capital...................................         746          733          733
  Deficit......................................................      (6,632)      (7,951)      (9,435)
                                                                 -----------  -----------  -----------
      Common stockholders' deficiency..........................      (5,884)      (7,216)      (8,700)
                                                                 -----------  -----------  -----------
TOTAL..........................................................   $  63,445    $  87,111    $  83,199
                                                                 -----------  -----------  -----------
                                                                 -----------  -----------  -----------

                       See notes to financial statements.

                         LEEWARDS CREATIVE CRAFTS, INC.
                            STATEMENTS OF OPERATIONS
                                   (IN 000'S)

                                                                         YEAR ENDED            QUARTER ENDED
                                                                  ------------------------  --------------------
                                                                  JANUARY 31,  JANUARY 30,   MAY 2,     MAY 1,
                                                                     1993         1994        1993       1994
                                                                  -----------  -----------  ---------  ---------
                                                                                                (UNAUDITED)
NET SALES.......................................................  $   169,014  $   190,261  $  39,064  $  46,246
COST OF SALES...................................................       86,431       99,093     19,615     24,252
                                                                  -----------  -----------  ---------  ---------
                                                                       82,583       91,168     19,449     21,994
OPERATING EXPENSES:
  Selling and delivery..........................................       63,845       76,219     16,288     19,483
  General and administrative....................................        5,754        6,900      1,511      1,801
  Amortization of deferred pre-opening expenses.................        1,092        1,387        105        840
  Depreciation and amortization.................................        3,431        3,549        834        954
                                                                  -----------  -----------  ---------  ---------
                                                                       74,122       88,055     18,738     23,078
                                                                  -----------  -----------  ---------  ---------
OPERATING EARNINGS (LOSS).......................................        8,461        3,113        711     (1,084)

OTHER INCOME (EXPENSE):
  Restructuring expenses (Notes 1, 4 and 6).....................       (1,632)         (24)    --            (12)
  Gain (loss) on asset disposal.................................          503         (226)    --             19
  Other.........................................................           22      --          --         --
  Interest expense:
    Related parties.............................................       (2,137)      (2,285)      (572)      (572)
    Other.......................................................       (1,759)      (1,154)      (218)      (422)
                                                                  -----------  -----------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES...............................        3,458         (576)       (79)    (2,071)

INCOME TAXES
  Currently payable.............................................        1,159           93     --         --
  Deferred income taxes (benefit)...............................          394         (329)       (32)      (849)
                                                                  -----------  -----------  ---------  ---------
                                                                        1,553         (236)       (32)      (849)
                                                                  -----------  -----------  ---------  ---------
NET INCOME (LOSS)...............................................  $     1,905  $      (340) $     (47) $  (1,222)
                                                                  -----------  -----------  ---------  ---------
                                                                  -----------  -----------  ---------  ---------

                       See notes to financial statements.

                         LEEWARDS CREATIVE CRAFTS, INC.
    STATEMENTS OF REDEEMABLE PREFERRED STOCK AND COMMON STOCKHOLDERS' EQUITY
                                   (IN 000'S)

                                                                   REDEEMABLE PREFERRED STOCK
                                -------------------------------------------------------------------------------------------------
                                                              EXCHANGEABLE                                             ADDITIONAL
                                EXCHANGEABLE   EXCHANGEABLE    PREFERRED     CONVERTIBLE   CONVERTIBLE   CONVERTIBLE    PAID-IN
                                  CLASS A        CLASS B         STOCK         CLASS C       CLASS D       CLASS E      CAPITAL
                                ------------   ------------   ------------   -----------   -----------   -----------   ----------
BALANCE, FEBRUARY 2, 1992.....     $ 439         $   759         $ 371          $--          -$-           -$-          $ 5,890
  Amortization of issuance
   fees.......................     --             --             --             --           --            --                56
  Class A, Class B and
   exchangeable preferred
   dividends accrued..........       330             390           447          --           --            --             --
  Sale of Class C preferred
   stock......................     --             --             --             $  30        --            --            10,146
  Sale of common stock........     --             --             --             --           --            --             --
  Repurchase and cancellation
   of outstanding shares......     --             --             --             --           --            --             --
  Paid-in-kind dividend.......      (760)         (1,139)         (563)         --           --            --             2,462
  Reverse split-common stock
   and Class C preferred......     --             --             --               (25)       --            --                25
  Repurchase options..........     --             --             --             --           --            --             --
  Net income..................     --             --             --             --           --            --             --
                                  ------       ------------     ------       -----------     -----         -----       ----------
BALANCE, JANUARY 31, 1993.....         9              10           255              5        --            --            18,579
  Amortization of issuance
   fees.......................     --             --             --             --           --            --               104
  Class A, Class B and
   Exchangeable preferred
   dividends accrued..........       215             252           408          --           --            --             --
  Sale of Class D preferred
   stock......................     --             --             --             --               2         --             5,840
  Sale of Class E preferred
   stock......................     --             --             --             --           --                1          3,903
  Paid-in-kind dividend, May
   1, 1993....................     --             --              (338)         --           --            --               338
  Repurchase options..........     --             --             --             --           --            --             --
  Paid-in-kind dividend,
   January 15, 1994...........      (214)           (251)        --             --           --            --               465
  Net loss....................     --             --             --             --           --            --             --
                                  ------       ------------     ------       -----------     -----         -----       ----------
BALANCE, JANUARY 30, 1994             10              11           325              5            2             1         29,229
(UNAUDITED):
  Net loss....................     --             --             --             --           --            --             --
  Amortization of issuance
   fees.......................     --             --             --             --           --            --                29
  Class A, Class B and
   Exchangeable preferred
   dividends accrued..........        58              69           106          --           --            --             --
  Paid-in-kind dividend, May
   1, 1994....................     --             --              (427)         --           --            --               427
                                  ------       ------------     ------       -----------     -----         -----       ----------
BALANCE, MAY 1, 1994..........     $  68         $    80         $   4          $   5         $  2          $  1        $29,685
                                  ------       ------------     ------       -----------     -----         -----       ----------
                                  ------       ------------     ------       -----------     -----         -----       ----------

                                     COMMON STOCKHOLDERS' EQUITY
                                --------------------------------------
                                         CLASS    ADDITIONAL
                                COMMON     B       PAID-IN
                                STOCK    COMMON    CAPITAL     DEFICIT
                                ------   ------   ----------   -------
BALANCE, FEBRUARY 2, 1992.....    $5       $5       $1,190     $(7,314)
  Amortization of issuance
   fees.......................   --       --         --            (56)
  Class A, Class B and
   exchangeable preferred
   dividends accrued..........   --       --         --         (1,167)
  Sale of Class C preferred
   stock......................   --       --         --          --
  Sale of common stock........   --       --           100       --
  Repurchase and cancellation
   of outstanding shares......    (1)     --          (527)      --
  Paid-in-kind dividend.......   --       --         --          --
  Reverse split-common stock
   and Class C preferred......    (3)      (4)           7       --
  Repurchase options..........   --       --           (24)      --
  Net income..................   --       --         --          1,905
                                  --       --
                                                  ----------   -------
BALANCE, JANUARY 31, 1993.....     1        1          746      (6,632)
  Amortization of issuance
   fees.......................   --       --         --           (104)
  Class A, Class B and
   Exchangeable preferred
   dividends accrued..........   --       --         --           (875)
  Sale of Class D preferred
   stock......................   --       --         --          --
  Sale of Class E preferred
   stock......................   --       --         --          --
  Paid-in-kind dividend, May
   1, 1993....................   --       --         --          --
  Repurchase options..........   --       --           (13)      --
  Paid-in-kind dividend,
   January 15, 1994...........   --       --         --          --
  Net loss....................   --       --         --           (340)
                                  --       --
                                                  ----------   -------
BALANCE, JANUARY 30, 1994          1        1          733      (7,951)
(UNAUDITED):
  Net loss....................   --       --         --         (1,222)
  Amortization of issuance
   fees.......................   --       --         --            (29)
  Class A, Class B and
   Exchangeable preferred
   dividends accrued..........   --       --         --           (233)
  Paid-in-kind dividend, May
   1, 1994....................   --       --         --          --
                                  --       --
                                                  ----------   -------
BALANCE, MAY 1, 1994..........    $1       $1       $  733     $(9,435)
                                  --       --
                                  --       --
                                                  ----------   -------
                                                  ----------   -------

                       See notes to financial statements.

                         LEEWARDS CREATIVE CRAFTS, INC.
                            STATEMENTS OF CASH FLOWS
                                   (IN 000'S)

                                                                                    YEAR ENDED              QUARTER ENDED
                                                                             -------------------------   --------------------
                                                                             JANUARY 31,   JANUARY 30,   MAY 2,
                                                                                1993          1994        1993    MAY 1, 1994
                                                                             -----------   -----------   -------  -----------
                                                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................................................   $    1,905    $     (340)  $   (47)   $  (1,222)
  Adjustments to reconcile net income (loss) to net cash flows from operating activities:
    Depreciation and amortization..........................................        3,290         3,549       834          954
    Deferred income taxes..................................................          503          (236)      (64)      (1,209)
    Loss (gain) on disposal of fixed assets................................         (503)          226     --             (19)
    Changes in:
      Accounts receivable..................................................          521          (718)     (202)         707
      Merchandise inventories..............................................        6,969       (15,560)     (272)       4,257
      Prepaid expenses and other current assets............................        1,303        (1,153)       47         (879)
      Accounts payable.....................................................      (11,952)        6,010       306       (5,606)
      Accrued expenses and other liabilities...............................         (448)            4    (2,475)        (447)
      Taxes other than income..............................................          (46)          (86)      100          187
      Notes receivable.....................................................           88           (70)    --         --
      Miscellaneous assets.................................................           (1)      --           (154)         (32)
                                                                             -----------   -----------   -------  -----------
        Net cash flows from operating activities...........................        1,629        (8,374)   (1,927)      (3,309)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment.......................................       (1,141)       (9,670)     (872)        (282)
  Proceeds from sale of property...........................................        1,503            57     --         --
                                                                             -----------   -----------   -------  -----------
        Net cash flows from investing activities...........................          362        (9,613)     (872)        (282)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Financing fees paid for restructuring revolving and term credit
   agreements..............................................................         (433)         (152)       (8)     --
  Proceeds from issuance of stock..........................................       10,276         9,746     --         --
  Repurchase of stock......................................................         (551)          (13)    --         --
  Issuance of subordinated debt accrual notes..............................        2,077       --          --         --
  Net borrowings (repayments) under revolving credit agreement.............      (13,934)        8,177     2,375        2,593
  Increase in checks outstanding...........................................          474           556         3        1,269
                                                                             -----------   -----------   -------  -----------
        Net cash flows from financing activities...........................       (2,091)       18,314     2,370        3,862
                                                                             -----------   -----------   -------  -----------
NET INCREASE (DECREASE) IN CASH............................................         (100)          327      (429)         271

CASH AND CASH EQUIVALENTS -- Beginning of year.............................        2,719         2,619     2,619        2,946
                                                                             -----------   -----------   -------  -----------
CASH AND CASH EQUIVALENTS -- End of year...................................   $    2,619    $    2,946   $ 2,190    $   3,217
                                                                             -----------   -----------   -------  -----------
                                                                             -----------   -----------   -------  -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest:
    Related parties........................................................   $  --         $    2,290   $ --       $ --
                                                                             -----------   -----------   -------  -----------
                                                                             -----------   -----------   -------  -----------
    Other..................................................................   $    1,804    $    1,130   $   270    $     496
                                                                             -----------   -----------   -------  -----------
                                                                             -----------   -----------   -------  -----------
  Cash paid during the year for income taxes...............................   $      188    $    1,103   $    25    $      19
                                                                             -----------   -----------   -------  -----------
                                                                             -----------   -----------   -------  -----------

                       See notes to financial statements.

                         LEEWARDS CREATIVE CRAFTS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF ACCOUNTING POLICIES:
    QUARTERLY FINANCIAL STATEMENTS BASIS OF PRESENTATION -- The accompanying financial statements and related footnote disclosures of Leewards Creative Crafts, Inc. (the "Company") as of May 1, 1994 and for the three months then ended and for the three months ended May 2, 1993 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, which are of a normal and recurring nature necessary for the fair presentation of financial position, results of operations and cash flows. The results of operations for the three months ended May 1, 1994 and May 2, 1993 are not necessarily indicative of the results which may be expected for the entire year.

    OPERATIONS AND RESTRUCTURING

    The Company engages in the retail sale of craft and home decor products. The Company maintained the following number of Company-operated and franchised stores at:

                                                                              COMPANY-
                                                                              OPERATED        FRANCHISES        TOTAL
                                                                           ---------------  ---------------     -----
January 31, 1993.........................................................            85                2             87
January 30, 1994.........................................................            99                3            102

    During the year ended January 31, 1993, the Company effected a restructuring of its debt (Note 4), capital structure (Note 6) and ongoing operations. Costs associated with these efforts, other than those directly associated with the debt and capital restructurings, are included in restructuring expenses. Such expenses include store closing, severance and other costs incurred in connection with these efforts.

    FISCAL YEAR-END -- The Company's fiscal year-end is the Sunday closest to January 31.

    CASH AND CASH EQUIVALENTS -- Cash and cash equivalents include cash; amounts due from major credit card companies, which are collected within 1 to 2 days after date of sale; and highly liquid investments which, at time of purchase, have maturities of three months or less.

    MERCHANDISE INVENTORIES -- Merchandise inventories are stated at the lower of last-in, first-out (LIFO) cost or market. During the year ended January 31, 1993, LIFO inventories were reduced from levels at the beginning of the year, which reduction of LIFO inventory quantities had no material effect on 1993 operating earnings. Inventories at January 31, 1993, January 30, 1994, May 2, 1993 and May 1, 1994 were valued at market which was lower than LIFO cost.

    PRE-OPENING COSTS -- Pre-opening costs incurred for the opening of retail locations are deferred and amortized over 12 months, commencing in the month after the location opens. Unamortized deferred pre-opening costs included in prepaid expenses were $97,000 and $2,208,000 at January 31, 1993 and January 30, 1994, respectively.

    PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the respective assets, which are as follows:

Buildings and improvements..................                         25-30 years
Leasehold improvements......................    Shorter of lease term or 10 years
Machinery and equipment.....................                          3-10 years

    INTANGIBLE ASSETS -- Intangible assets, primarily the trade name, and favorable lease agreements, are reported net of accumulated amortization. The assets are being amortized on a straight-line basis over their useful lives which range from 3 to 40 years.

    INCOME TAXES -- The Company adopted SFAS No. 109, "Accounting for Income Taxes," in the year ended January 31, 1993 and, accordingly, computes deferred taxes using the liability method.

                         LEEWARDS CREATIVE CRAFTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1.  SUMMARY OF ACCOUNTING POLICIES: (CONTINUED)
Deferred tax assets and liabilities are recorded based on differences between the financial statements and income tax basis of assets and liabilities and the tax rate in effect when these differences are expected to reverse.

2.  ACCRUED EXPENSES
    Accrued expenses include the following (in 000's):

                                                                         JANUARY 31,      JANUARY 30,
                                                                            1993             1994
                                                                       ---------------  ---------------
Outstanding checks...................................................     $   4,339        $   4,895
Accrued payroll......................................................         2,970            2,396
Other................................................................         3,884            5,560
                                                                       ---------------  ---------------
Total................................................................     $  11,193        $  12,851
                                                                       ---------------  ---------------
                                                                       ---------------  ---------------

3.  INCOME TAXES
    The provision (benefit) for income taxes consists of the following (in
000's):

                                                                         JANUARY 31,      JANUARY 30,
                                                                            1993             1994
                                                                       ---------------  ---------------
Current:
  Federal............................................................     $     829
  State..............................................................           330        $      93
                                                                            -------           ------
                                                                              1,159               93
                                                                            -------           ------
Deferred:
  Federal............................................................           310             (273)
  State..............................................................            84              (56)
                                                                            -------           ------
                                                                                394             (329)
                                                                            -------           ------
Total provision (benefit) for income taxes...........................     $   1,553        $    (236)
                                                                            -------           ------
                                                                            -------           ------

    Provision for deferred taxes results from temporary differences in the recognition of revenue and expense for financial statement and tax purposes. Temporary differences arise principally from the following (in 000's):

                                                                         JANUARY 31,      JANUARY 30,
                                                                            1993             1994
                                                                       ---------------  ---------------
Amortization of intangibles..........................................     $    (285)       $    (203)
Deferred store pre-opening costs.....................................          (321)             708
Accrued liabilities..................................................           137             (294)
Inventory capitalization.............................................           205             (416)
Inventory reserves...................................................           118              127
Depreciation.........................................................           183              343
State taxes and effect of changes in state tax rates.................           109               70
Alternative minimum tax..............................................           171              (47)
Net operating loss...................................................                           (667)
Other................................................................            77               50
                                                                             ------           ------
Total................................................................     $    (394)       $    (329)
                                                                             ------           ------
                                                                             ------           ------

                         LEEWARDS CREATIVE CRAFTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.  INCOME TAXES (CONTINUED)
    The difference between the statutory federal income tax rate and the effective tax rate is as follows:

                                                                              JANUARY 31,    JANUARY 30,
                                                                                 1993           1994
                                                                             -------------  -------------
Statutory federal income tax rate..........................................         34.0%         (34.0)%
State taxes, net of federal benefit........................................          6.1           (6.9)
Deferred tax adjustment....................................................          4.8             --
                                                                                   -----          -----
Effective income tax rate..................................................         44.9%         (40.9)%
                                                                                   -----          -----
                                                                                   -----          -----

    At January 31, 1993 and January 30, 1994, the components of the deferred income tax liability and asset were as follows (in 000's):

                                                                             JANUARY 31,  JANUARY 30,
                                                                                1993         1994
                                                                             -----------  -----------
Deferred tax liability:
  Intangibles..............................................................   $   2,558    $   2,368
  Property and equipment...................................................       1,487        1,894
  Other, net...............................................................        (119)         (54)
  Net operating loss carryforward..........................................          --         (670)
                                                                             -----------  -----------
    Total..................................................................   $   3,926    $   3,538
                                                                             -----------  -----------
                                                                             -----------  -----------
Deferred tax asset:
  Inventory................................................................                $     337
  Accrued expenses.........................................................   $     487          860
  Prepaid expenses.........................................................        (184)      (1,129)
  AMT credit carryforward..................................................          91          218
  Other -- net.............................................................         101           57
                                                                             -----------  -----------
    Total..................................................................   $     495    $     343
                                                                             -----------  -----------
                                                                             -----------  -----------

    At January 30, 1994, the Company has $218,000 of AMT credits available for carryforward to future years and an NOL carryforward of $1,635,000 which expires in 2009.

4.  LONG-TERM DEBT
    Long-term debt consists of (in 000's):

                                                                             JANUARY 31,  JANUARY 30,
                                                                                1993         1994
                                                                             -----------  -----------
Revolving and term loan(a).................................................   $   7,348    $  15,525
Subordinated debentures(b),(c).............................................      16,961       16,961
                                                                             -----------  -----------
Total long-term debt (See Note 11).........................................      24,309       32,486
Less current maturities....................................................      (7,348)     (32,486)
                                                                             -----------  -----------
  Total....................................................................   $  16,961    $  --
                                                                             -----------  -----------
                                                                             -----------  -----------

    (a) In August 1988, the Company entered into a secured revolving credit and term loan agreement (the "agreement") which enabled the Company to borrow up to a maximum of $25,000,000. On June 13, 1990, the Company restructured the agreement to provide for additional borrowings up to $32,000,000 through August 19, 1993. On April 2, 1993 the borrowing limit was reduced to $29,920,000.

                         LEEWARDS CREATIVE CRAFTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4.  LONG-TERM DEBT (CONTINUED)
    Borrowings outstanding under the agreement are (in 000's):

                                                                             JANUARY 31,  JANUARY 30,
                                                                                1993         1994
                                                                             -----------  -----------
Revolving loans............................................................   $   4,235    $  14,067
Term loan..................................................................       3,113        1,458
                                                                             -----------  -----------
  Total....................................................................   $   7,348    $  15,525
                                                                             -----------  -----------
                                                                             -----------  -----------

    The borrowings under the agreement are collateralized by the assets of the Company. Interest is payable monthly based on the rate of interest publicly announced by Citibank in New York, New York as Citibank's "base rate" ("Base Rate"). In the year ended January 30, 1994, the interest rate was Base Rate plus 2% for the period from February 1, 1993 to April 2, 1993 and Base Rate plus 1.75% for the period from April 3, 1993 to January 30, 1994. During the prior year ended January 31, 1993, the interest rate was Base Rate plus 5% for the period from February 3, 1992 to June 22, 1992 and Base Rate plus 2% for the period from June 23, 1992 to January 31, 1993. In the year ended January 30, 1994, the interest rate fluctuated between 7.75% and 8.0% and was 7.75% at year-end; in the prior year, the rate fluctuated between 8.0% and 11.5% and was 8.0% at year-end.

    Under the revolving credit loan, as restructured, the full availability of this credit line is contingent on the cost of collateralized inventory, less certain adjustments. Commitment fees on the revolving loan are one-half of one percent of the average daily unused portion of the total facility, payable monthly.

    The term loan, as restructured, requires quarterly principal payments of $413,750 and the balance on August 19, 1994.

    The Company is in the preliminary stages of negotiating a new and expanded credit facility.

    In consideration for expanding the credit facility, the Company paid a one-time fee of $200,000 and issued warrants to Citicorp to purchase 3,250 shares of Class B Common Stock, par value $0.01 per share, subject to adjustment under certain antidilution provisions. The warrants are exercisable from the date of issuance at $141.65 per share and expire the later of June 13, 1995 or upon full payment of the credit facility.

    The agreement has covenants providing for mandatory prepayment provisions and requiring the Company to meet specified financial ratios and income tests. Such tests include, but are not limited to, net worth and earnings before interest, depreciation and taxes. The covenants impose limitations on, among other things, the amount of capital expenditures for each year, creating or incurring liens, and selling assets or granting guarantees, and prohibit declaring or paying dividends on common stock unless specifically permitted under the terms of the agreement. The Company has received waivers for all events of noncompliance with such covenants during the fiscal year ended January 31, 1993. The Company was not in compliance with all covenants at January 30, 1994 and at May 1, 1994. Accordingly, at those dates, all amounts outstanding under the agreement were due on demand (See Note 11).

    (b) In August 1988, the Company sold $14,884,000 of subordinated debentures to a related party. Interest is payable semi-annually at 13.5%. Annual principal payments of $3,742,000 begin May 15, 1997 and the remaining balance is due May 15, 2000. Included in interest expense are $2,285,000 and $2,137,000 for the years ended January 30, 1994 and January 31, 1993, respectively, for the indebtedness.

    The debentures contain covenants, including limitations on indebtedness, liens, and the incurrence of other subordinated indebtedness, and restrict payments such as dividends on common stock. The Company has received waivers for all events of noncompliance with such covenants during the

                         LEEWARDS CREATIVE CRAFTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4.  LONG-TERM DEBT (CONTINUED)
fiscal year ended January 31, 1993. At January 30, 1994, and at May 1, 1994, because of cross default provisions with respect to the agreement referred to in
(a) above, all amounts outstanding at those dates under the subordinated debentures also were due on demand and have been classified as currently payable (See Note 11).

    (c) RESTRUCTURING -- On June 22, 1992, the subordinated debentures were restructured and amended to provide, among other things, for the interest payments due on May 15 and November 15, 1992 to be made in the form of additional promissory notes ("accrual notes") in the principal amount of the interest payable at each date. The accrual notes bear interest at 13.5% per annum, payable semi-annually, and $1,038,000 was due on March 15, 1994 with the balance due on November 15, 1994. All amounts due under these debentures remain unpaid at May 1, 1994.

    In addition, an acquirer of the Class C Senior Convertible Stock (Note 6) acquired $5,000,000 of the subordinated debentures.

    Scheduled principal maturities of long-term debt classified as current for fiscal years subsequent to January 30, 1994 are as follows (in 000's):

YEARS ENDED
- - ---------------------------------------------------------------------------------------------
February 1, 1998.............................................................................  $   3,742
January 31, 1999.............................................................................      3,742
Thereafter...................................................................................      7,400
                                                                                               ---------
Total........................................................................................  $  14,884
                                                                                               ---------
                                                                                               ---------

    Unamortized deferred financing costs of $892,000 and $656,000 at January 31, 1993 and January 30, 1994, respectively, consist of professional and commitment fees incurred in connection with the Company's revolving and term loan facility and subordinated debentures. Such costs are being amortized on a straight-line basis over the terms of the related debt.

5.  PENSION PLAN
    The Company has a defined benefit pension plan for its hourly workers with benefits based on a fixed dollar rate per year of service. The plan assets are invested primarily in short-term bonds and in equity securities. The Company's funding policy is to contribute annually the minimum amount required by the applicable Internal Revenue Code regulation. In April 1992, as part of a series of cost reductions, the Company froze the hourly pension plan. As a result, there will be no new entrants to the plan and no additional benefits accruing to current participants beyond those earned as of the date the plan was frozen.

                         LEEWARDS CREATIVE CRAFTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.  PENSION PLAN (CONTINUED)
    The following presents the funded status of the plan (in 000's):

                                                                                JANUARY 31,  JANUARY 30,
                                                                                   1993         1994
                                                                                -----------  -----------
Actuarial present value of benefit obligation:
  Estimated accumulated benefit obligation, including vested benefits.........   $   1,866    $   2,076
                                                                                -----------  -----------
                                                                                -----------  -----------
Estimated accumulated vested obligation.......................................   $   1,709    $   1,857
                                                                                -----------  -----------
                                                                                -----------  -----------
Projected benefit obligation..................................................   $  (1,866)   $  (2,076)
Plan assets at market value...................................................       2,012        2,084
                                                                                -----------  -----------
Plan assets in excess of projected benefit obligation.........................         146            8
Unrecognized prior service cost...............................................          16           13
Unrecognized net gain.........................................................        (234)         (75)
                                                                                -----------  -----------
Accrued pension cost..........................................................   $     (72)   $     (54)
                                                                                -----------  -----------
                                                                                -----------  -----------

    Pension expense includes the following components (in 000's):

                                                                                JANUARY 31,    JANUARY 30,
                                                                                    1993           1994
                                                                                ------------   ------------
 Interest cost on projected benefit obligation................................  $       142    $       143
  Actual return on assets.....................................................         (102)          (151)
  Net amortization and deferral...............................................          (59)            (9)
                                                                                     ------         ------
  Net periodic pension income.................................................  $       (19)   $       (17)
                                                                                     ------         ------
                                                                                     ------         ------
Actuarial assumptions:
  Discount rate...............................................................          8.0%          7.25%
  Asset rate of return........................................................          8.0%           8.0%

    The Company has a trusteed profit-sharing plan, providing employees a deferred compensation (401(k)) provision and Company matching provision. Under the plan, eligible employees are permitted to contribute up to 15% of gross compensation into the plan, and the Company will match each employee contribution up to 4% of gross compensation at a rate established by the Board of Directors.

    The Company and its employees made the following contributions to the plan during the years ended (in 000's):

                                                                                 JANUARY 31,    JANUARY 30,
                                                                                    1993           1994
                                                                                -------------  -------------

Employee contributions........................................................    $     672      $     752
Company matching contributions................................................          117            141
                                                                                      -----          -----
Total profit-sharing contributions............................................    $     789      $     893
                                                                                      -----          -----
                                                                                      -----          -----

6.  REDEEMABLE PREFERRED AND COMMON STOCK
    a. EXCHANGEABLE PREFERRED STOCK -- Each share of Exchangeable Preferred Stock is exchangeable for subordinated debentures due May 2, 2003 at the option of the Company, but, if not exchanged, must be redeemed at that date or upon sale of the Company, if earlier. The exchange rate and redemption price is $10.00 per share.

    b. CLASS A AND CLASS B CUMULATIVE EXCHANGEABLE SENIOR PREFERRED STOCK -- On June 13, 1990, the Company authorized and issued 1,375 shares each of Class A and Class B 30% Cumulative Exchangeable Senior Preferred Stock, $0.01 par value per share, for $1,000 per share. Each share of

                         LEEWARDS CREATIVE CRAFTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6.  REDEEMABLE PREFERRED AND COMMON STOCK (CONTINUED)
Class A and Class B preferred stock is, at the option of the Company, exchangeable for subordinated debentures due May 2, 2003, but if not exchanged, must be redeemed on that date or upon sale of the Company, if earlier. The exchange rate and redemption price is $1,000 per share.

    On June 22, 1992, the terms of the preferred stock were amended to reduce the annual dividend rate on the Class A and Class B Cumulative Exchangeable Senior Preferred Stock to 10% annually ($100 per share) from 30% annually ($300 per share), payable on January 15, and to reduce the dividend rate on the Exchangeable Preferred Stock to 10% annually ($1.00 per share) from 14% annually ($1.40 per share), payable on May 1. All dividends in arrears as of June 22, 1992 on the preferred shares were paid in kind in lieu of cash payments. For so long as the Class C, Class D, and Class E Preferred Stock is outstanding, future dividends on the Class A and Class B Cumulative Exchangeable Senior Preferred Stock and Exchangeable Preferred Stock must be paid in kind.

    Accrued and undeclared dividends at January 30, 1994 and January 31, 1993 were as follows (in 000's):

                                                                                            1993       1994
                                                                                          ---------  ---------
Class A Cumulative Exchangeable Senior Preferred Stock..................................  $       9  $      10
Class B Cumulative Exchangeable Senior Preferred Stock..................................         10         11
Exchangeable Preferred Stock............................................................        251        321

    Such accrued and undeclared dividends have been added to the carrying values of the stock to which they accrue.

    Issuance fees totalling approximately $287,000 related to the Redeemable Preferred Stock were deducted from the related paid-in capital at the time of issuance of these shares. Such fees are being amortized over the period ending May 2, 2003.

    c. CLASS C SENIOR CONVERTIBLE PREFERRED STOCK -- On June 22, 1992, the Company issued 549,629 shares of Class C Senior Convertible Preferred Stock ("Class C Preferred Stock"), par value $0.01 per share, for $10,561,700. The Class C Preferred Stock is convertible into common stock at the option of the holder on a one-for-one basis. If unconverted, the Class C Preferred Stock must be redeemed on June 15, 1999 or upon sale of the Company, if earlier. The initial redemption price is $19.22 per share, increasing 10.0% per annum.

    Issuance fees totalling approximately $386,000 related to the Class C Senior Convertible Preferred Stock were deducted from the related paid-in capital at the time of issuance of these shares. Such fees are being amortized over the period ending June 15, 1999.

    d. CLASS D AND CLASS E SENIOR CONVERTIBLE PREFERRED STOCK -- On May 28, 1993, the Company issued 194,035 and 129,712 shares of Class D and Class E Senior Convertible Stock, respectively ("Class D and Class E Preferred Stock"), par value $0.01 per share, for $6,000,000 and $4,010,000, respectively. The Class D and Class E Preferred Stock is convertible into common stock at the option of the holder on a one-for-one basis. If unconverted, the Class D and Class E Preferred Stock must be redeemed on June 15, 1999 or upon sale of the Company, if earlier. The initial redemption price is $30.92 per share, increasing 10.0% per annum.

    Issuance fees totalling approximately $158,000 and $106,000, respectively, related to the Class D and Class E Preferred Stock, were deducted from the related paid-in capital at the time of issuance of these shares. Such fees are being amortized over the period ending June 15, 1999.

    The Class C, Class D and Class E Preferred Stock rank pari passu and are senior to the Exchangeable Preferred Stock and Class A and Class B Cumulative Exchangeable Senior Preferred Stock.

                         LEEWARDS CREATIVE CRAFTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6.  REDEEMABLE PREFERRED AND COMMON STOCK (CONTINUED)
    e. COMMON STOCK -- Common stockholders have voting rights. Class B Common Stock is non-voting and convertible into common stock at the option of the stockholder at a conversion rate of 4.88884 shares of common stock for each share of Class B Common Stock. Class C Common Stock is nonvoting and convertible into common stock at the option of the stockholder at a conversion rate of 1 share of common stock for each share of Class C Common Stock.

7.  STOCK SPLIT
    On September 18, 1992, the Company amended and restated its charter which, among other things, reduced the number of preferred shares authorized for issuance to 3,000,000 and reduced the number of common shares authorized for issuance to 3,000,000. In addition, a reverse stock split of the Company's common stock, Class B Common Stock, and Class C Senior Convertible Preferred Stock was accomplished, whereby one share was issued to replace each 5.333332 shares outstanding at the date of the split. All share and per share data, for the year ended January 31, 1993, has been restated to reflect this split.

8.  STOCK OPTIONS (ALL DATA REFLECTS THE STOCK SPLIT DESCRIBED IN NOTE 7)
    In January 1989, the Company adopted a compensatory stock option plan (the "1989 Plan"). Under the 1989 Plan, the Company granted restricted stock options to purchase 41,759 shares of common stock at an exercise price of $2.00 or $19.22 per share to key executives and employees. The right to exercise a stock option was contingent upon the Company's achieving a cumulative earnings level within four years of the date of the Plan or upon length of service. Options are exercisable within ten years of the date of the grant. In addition, in June and December 1992, the Company granted certain key executives 71,875 restricted stock options at an exercise price of $19.22. The right to exercise these options is contingent upon the Company's achieving a cumulative earnings target through January 29, 1995. Options are exercisable within ten years of date of the grant. In August 1993, the Company adopted an additional compensatory stock option plan (the "1993 Plan"). Under the 1993 Plan, the Company granted restricted options to purchase 58,500 shares of common stock at an exercise price of $19.22 or $30.92 per share to key executives, directors and employees. The right to exercise these options is contingent upon the Company's achieving a cumulative earnings target through January 29, 1995. Options are exercisable within ten years of the date of grant.

    The following summarizes activity in the plans for the years ended:

                                                                         JANUARY 31,      JANUARY 30,
                                                                            1993             1994
                                                                       ---------------  ---------------
Shares authorized....................................................       113,634          172,134
                                                                       ---------------  ---------------
Outstanding shares granted, beginning of year........................        50,000          111,258
Shares granted.......................................................        79,475           39,300
Shares canceled......................................................       (18,217)          (7,204)
                                                                       ---------------  ---------------
Outstanding shares granted, end of year..............................       111,258          143,354
                                                                       ---------------  ---------------
Shares available for grant...........................................         2,376           28,780
                                                                       ---------------  ---------------
                                                                       ---------------  ---------------

    Options for approximately 43,237 and 45,770 shares of common stock are vested at January 31, 1993 and January 30, 1994, respectively.

9.  LEASES
    The Company leases certain store premises and computer equipment. Certain leases contain renewal options. The store leases generally provide that the Company shall pay for property taxes, insurance and common area maintenance.

                         LEEWARDS CREATIVE CRAFTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

9.  LEASES (CONTINUED)
    Future minimum rentals required under noncancelable operating leases which have an original term of more than one year are as follows at January 30, 1994 (in 000's):

YEAR ENDED
- - ---------------------------------------------------------------------------------
January 29, 1995.................................................................  $    18,146
January 28, 1996.................................................................       17,252
February 2, 1997.................................................................       15,822
February 1, 1998.................................................................       14,131
January 31, 1999.................................................................       11,701
Thereafter.......................................................................       40,542
                                                                                   -----------
Total............................................................................  $   117,594
                                                                                   -----------
                                                                                   -----------

    Rental expense for operating leases was $13,547,000 and $15,882,000 for the years ended January 31, 1993 and January 30, 1994, respectively.

    Certain store leases have percentage rent lease provisions. Percentage rent paid totalled $182,000 and $258,000 for the years ended January 31, 1993 and January 30, 1994, respectively.

10. COMMITMENTS AND CONTINGENCIES
    The Company is a defendant in a number of claims encountered in the normal course of business. Management believes, based on advice of counsel, that the ultimate outcome of all these matters will have no material adverse effect on the Company.

    The Company had arranged for letters of credit totalling $153,000 and $343,000 as of January 31, 1993 and January 30, 1994, respectively, to secure inventory purchases.

11. SUBSEQUENT EVENT
    On May 10, 1994, the Company entered into an Agreement and Plan of Merger (the "Agreement") whereby it will merge with a subsidiary of Michaels Stores, Inc. ("Michaels") and thereby become a wholly owned subsidiary of Michaels. The merger is expected to close in July, 1994. The Agreement also provides that simultaneously with the closing, Michaels shall cause the Company to repay its long-term debt.

                           INDEX TO EXHIBITS

Exhibit
Number    Description of Exhibit
- - -------   ----------------------

2.1 Agreement and Plan of Merger, dated as of May 10, 1994, among Michaels Stores, Inc., LWA Acquisition Corporation and Leewards Creative Crafts, Inc.(1)

2.2 First Amendment to Agreement and Plan of Merger dated as of June 2, 1994 among Michaels Stores, Inc., LWA Acquisition Corporation and Leewards Creative Crafts, Inc.(2)


2.3 Stock Purchase Agreement, dated as of February 16, 1994, among Michaels Stores, Inc., Treasure House Stores, Inc. and the stockholders of Treasure House Stores, Inc.(3)

2.4       Amendment No. 1 to Stock Purchase Agreement(3)

2.5 Agreement and Plan of Merger, dated as of March 3, 1994, among Michaels Stores, Inc. and the other parties listed therein.(1)

2.6 Amendment No. 1 to Agreement and Plan of Merger, dated as of March 31, 1994, among Michaels Stores, Inc. and the other parties listed therein.(1)



4.1       Restated Certificate of Incorporation of Michaels Stores, Inc.(4)

4.2       Bylaws of Michaels Stores, Inc. as amended and restated.(5)

4.3       Form of Common Stock Certificate.(5)

4.4 Common Stock and Warrant Agreement, dated as of October 16, 1984, between Michaels Stores, Inc. and Peoples Restaurants, Inc., including Form of Warrant.(6)

4.5 First Amendment to Common Stock and Warrant Agreement, dated October 31, 1984, between The First Dallas Group, Ltd. and Michaels Stores, Inc.(6)

4.6       Second Amendment to Common Stock and Warrant Agreement, dated
          November 28, 1984, between First Dallas Investments - Michaels I, Ltd. and Michaels Stores, Inc.(6)



- - --------------------
  * Pro forma financial statements do not reflect the acquisitions of Treasure House Stores, Inc., Oregon Craft & Floral and H&H Craft & Floral, as such acquisitions were not material in the aggregate.

4.7 Third Amendment to Common Stock and Warrant Agreement, dated February 27, 1985, between First Dallas Investments - Michaels Ltd., The First Dallas Group, Ltd., Sam Wyly, Charles J. Wyly, Jr. and Michaels Stores, Inc.(7)

4.8 Amendment to Common Stock and Warrant Agreement, dated September 1, 1992, between Michaels Stores, Inc., The Andrew David Sparrow Wyly Trust, Charles J. Wyly, Jr., The Martha Caroline Wyly Trust, The Charles Joseph Wyly, III Trust, The Emily Ann Wyly Trust, The Jennifer Lynn Wyly Trust, Donald R. Miller, Jr., Evan A. Wyly, The Laurie Louise Wyly Trust, The Lisa Lynn Wyly Trust, The Sam Wyly and Rosemary Wyly Children's Trust No. 1 of 1965 fbo Kelly Wyly and Tallulah, Ltd.(4)

4.9 Indenture, dated as of January 22, 1993, between Michaels Stores, Inc. and NationsBank of Texas, N.A., as Trustee, including the form of 4 3/4%/6 3/4% Step-up Convertible Subordinated Note, included therein.(6)

23        Consent of Deloitte & Touche(8)

99 Credit Agreement dated as of June 17, 1994 among Michaels Stores, Inc. NationsBank of Texas, N.A. and the other Lenders signatory thereto.(1)



____________________
(1) Previously filed as an exhibit to Michaels Stores, Inc.'s Registration Statement on Form S-3 (No. 33-53639) and incorporated herein by reference.

(2) Previously filed as an exhibit to Michaels Stores, Inc.'s Quarterly Report on Form 10-Q for the quarter ended May 1, 1994 and incorporated herein by reference.

(3) Previously filed as an exhibit to Michaels Stores, Inc. Registration statement on Form S-3 (no. 33-52311) and incorporated herein by reference.

(4) Previously filed as an exhibit to Michaels Stores, Inc.'s Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.

(5) Previously filed as an exhibit to Michaels Stores, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1994 and incorporated herein by reference.

(6) Previously filed as an exhibit to Michaels Stores, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1993 and incorporated herein by reference.

(7) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 33-9456) and incorporated by reference.

(8)  Filed herewith.